[Letterhead of Reboul, MacMurray, Hewitt, Maynard & Kristol]

                                January 27, 2000





Concentra Operating Corporation
312 Union Wharf
Boston, Massachusetts 02109


                        Concentra Operating Corporation
                       Registration Statement on Form S-4
                           Registration No. 333-90765
                           --------------------------


Ladies and Gentlemen:

     We have acted as counsel to Concentra Operating Corporation, a Nevada corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer by the Company to exchange up to $190,000,000 aggregate principal amount of its 13% Senior Subordinated Notes due 2009, Series B (the "New Notes"), for a like principal amount of its outstanding 13% Senior Subordinated Notes due 2009, Series A (the "Old Notes").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemeed necessary or appropriate for the purposes of this opinion, including the Certificate of Incorporation an By-laws of the Company.




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     Based upon the  foregoing,  we are of opinion  that the New Notes have been duly and validly authorized by the Company and, when issued under the Indenture is substantially the form filed as Exhibit 4.1 to the Registration Statement in exchange for the Old Notes, upon the terms and subject to the conditions contained in the Prospectus comprising part of the Registration Statement and in the Letter of Transmittal substantially in the form filed as Exhibit 99.1 to the Registration Statement, will be valid and binding obligations of the Company.

     We are members of the bar of the State of New York and do not express any opinion as to the law of any jurisdiction other than the laws of the State of New York or the federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.


                                Very truly yours

                                /s/ Reboul, MacMurray, Hewitt, Maynard & Kristol
                                ------------------------------------------------
                                    Reboul, MacMurray, Hewitt, Maynard & Kristol